Exhibit 99.2

The required pro forma financial information is set forth below.

INTRODUCTION TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The pro forma data is presented for informational purposes only and may not necessarily reflect future results of operations or financial position or what the results of operations or financial position would have been had Pinnacle Data Systems, Inc. (PDSi) and GNP Computers, Inc. (GNP) been operating as combined entities for the periods presented. The unaudited pro forma combined financial statements should be read in conjunction with historical financial statements, including the notes thereto, of PDSi included in our Form 10-KSB for the year ended December 31, 2004, and the historical financial statements included elsewhere in the Form 8-K/A.

The accompanying unaudited pro forma combined financial statements are based on the historical financial statements of PDSi, and GNP after giving effect to its acquisition by PDSi. PDSi completed the acquisition of substantially all of the assets and assumed certain liabilities of GNP on August 15, 2005.

The unaudited pro forma combined balance sheet as of June 30, 2005, is presented as if the acquisition of GNP occurred on June 30, 2005. The unaudited pro forma combined statements of operations for the year ended December 31, 2004 and for the six months ended June 30, 2005, are presented as if the acquisition of GNP had occurred on January 1, 2004.

Pro Forma Combined Statement of Operations

For the Six Months Ending June 30, 2005

(in thousands, except per share data)

Unaudited

	PDSi	GNP	Pro Forma Adjustments		Pro Forma
SALES
Product sales	$10,303	$11,039			$21,342
Service sales	4,134	888			5,022

	14,437	11,927	—		26,364

COST OF SALES
Product sales	8,869	8,260			17,129
Service sales	1,902	297			2,199

	10,771	8,557	—		19,328

GROSS PROFIT	3,666	3,370	—		7,036

OPERATING EXPENSES	3,271	5,618	(115	)(a)	8,774

INCOME (LOSS) FROM OPERATIONS	395	(2,248)	115		(1,738)

OTHER INCOME (EXPENSE)	(61)	38			(23)

INCOME (LOSS) BEFORE INCOME TAXES	334	(2,210)	115		(1,761)

INCOME TAXES	126	19			145

NET INCOME (LOSS)	$208	$(2,229)	$115		$(1,906)

BASIC EARNINGS (LOSS) PER SHARE	$0.04				$(0.33)

DILUTED EARNINGS (LOSS) PER SHARE	$0.03				$(0.33)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	5,780,083				5,780,083

Diluted	6,272,914				5,780,083

Pro-Forma Combined Balance Sheet

June 30, 2005

(in thousands, except per share data)

	PDSi	GNP	Pro Forma Adjustments		Pro Forma
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$16	$642	$(658	)(b)	$0
Accounts receivable	4,759	3,718			8,477
Allowance for doubtful accounts	(30)	(40)			(70)
Inventory	5,607	3,232			8,839
Prepaid expenses	185	99	(26	)(c)	258
Refundable income taxes	267	—			267
Deferred income taxes	477	—			477

	11,280	7,651	(684)		18,247

PROPERTY AND EQUIPMENT
Total property and equipment	3,949	4,773	—		8,722
Less accumulated depreciation and amortization	(3,017)	(4,529)	(191)		(7,737)

	932	244	(191	)(d)	985

OTHER ASSETS	24	157	—		181

	$12,236	$8,052	$(875)		$19,413

LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES
Line of credit	3,236	1,800	(376	)(e)	4,660
Current portion of long-term debt	—	48	(48	)(f)	—
Accounts payable	2,411	3,890			6,300
Accrued expenses:	—				—
Wages, payroll taxes and benefits	420	493	(182	)(g)	731
Income taxes	—	330			330
Other	265	312	355	(h)	932
Unearned revenue	74	182			256

	6,406	7,055	(251)		13,210
LONG-TERM LIABILITIES
Long-term debt, less current portion	—	253	(253	)(f)	—
Deferred income taxes	101	—			101

	101	253	(253)		101
STOCKHOLDERS’ EQUITY
Prefered stock	—	25	(25	)(i)	—
Common stock	2,594	6	(6	)(i)	2,594
Treasury stock	—	(6)	6	(i)	2,594
Additional paid-in-capital	680	99	274	(i)	1,053
Retained earnings	2,454	620	(620	)(i)	2,454

	5,729	744	(371)		6,102

	$12,236	$8,052	$(875)		$19,413

Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2004

(in thousands, except per share data)

	PDSi	GNP	Pro Forma Adjustments		Pro Forma
			(Unaudited)		(Unaudited)
SALES
Product sales	28,351	16,268			44,619
Service sales	6,046	4,853	(12	)(j)	10,887

	34,397	21,121	(12)		55,506

COST OF SALES
Product sales	22,653	13,957			36,610
Service sales	3,730	840			4,570

	26,383	14,797	—		41,180

GROSS PROFIT	8,015	6,324	(12)		14,327

OPERATING EXPENSES	6,616	11,440	(665	)(a)	17,391

INCOME (LOSS) FROM OPERATIONS	1,399	(5,116)	653		(3,064)

OTHER INCOME (EXPENSE)	(113)	14			(99)

INCOME (LOSS) BEFORE INCOME TAXES	1,286	(5,102)	653		(3,163)

INCOME/(LOSS) TAX EXPENSE (BENEFIT)	402	(1)			401

NET INCOME (LOSS)	$884	$(5,101)	$653		$(3,564)

BASIC EARNINGS PER COMMON SHARE	$0.16				$(0.64)

DILUTED EARNINGS PER COMMON SHARE	$0.14				$(0.64)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	5,572,811				5,572,811

Diluted	6,121,675				5,572,811

NOTE 1 – PRO FORMA ADJUSTMENTS TO THE COMBINED CONSOLIDATED FINANCIAL STATEMENTS

PRO FORMA COMBINED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2005

(a)	Operating expenses – decrease in depreciation expense as a result of purchase accounting.

PRO FORMA COMBINED BALANCE SHEET AT JUNE 30, 2005

(b)	Cash – includes the payoff of the line of credit balance, penalties and interest and the payout of vacation required by the state of California.
(c)	Prepaid expenses – to reduce assets to the fair market value.
(d)	Property and equipment – to adjust to estimated fair market.
(e)	Line of credit – reduced due to payoff.
(f)	Term debt – amount was forgiven.
(g)	Wages, payroll taxes and benefits – increased for the stay bonuses offered and decreased as a result of the vacation payout required by the state of California.
(h)	Other – increases the total liabilities as a result of legal, accounting and other direct acquisition costs.
(i)	Equity – to adjust GNP’s current assets to fair market values at acquisition.

PRO FORMA COMBINED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

(a)	Operating expenses – decrease in depreciation expense as a result of purchase accounting.
(j)	Service sales – eliminates sale that occurred in 2004 between the Company and GNP.